Exhibit 99.1

               Allegheny Technologies CEO Pat Hassey to Speak at
                   Bear Stearns and Credit Suisse Conferences

     PITTSBURGH--(BUSINESS WIRE)--Nov. 26, 2007--Allegheny Technologies Incorporated (NYSE:ATI) announced that L. Patrick Hassey, Chairman, President and Chief Executive Officer, will speak at the 3rd Annual Bear Stearns Commodities & Capital Goods Conference in New York City on November 28, 2007. Mr. Hassey's remarks and presentation slides will be available at 9:30 a.m. (ET) on Wednesday, November 28, 2007, on ATI's website www.alleghenytechnologies.com under the "Investors" tab.

     Mr. Hassey will also speak at the 2007 Credit Suisse Aerospace and Defense Conference in New York City on November 29, 2007. His remarks and presentation slides will be available at 4:15 p.m. (ET) on Thursday, November 29, 2007, on ATI's website www.alleghenytechnologies.com under the "Investors" tab.

     The presentation will contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in the presentation will relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements include those containing such words as "anticipates," "believes," "estimates," "expects," "would," "should," "will," "will likely result," "forecast," "outlook," "projects," and similar expressions. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty metals; (b) material adverse changes in the markets we serve, including the aerospace and defense, construction and mining, automotive, electrical energy, chemical process industry, oil and gas, and other markets; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management, including those anticipated from strategic investments and the integration of acquired businesses, whether due to significant increases in energy, raw materials or employee benefits costs, the possibility of project cost overruns or unanticipated costs or expenses, or other factors; (d) volatility of prices and availability of supply of the raw materials that are critical to the manufacture of our products; (e) declines in the value of our defined benefit pension assets or unfavorable changes in laws or regulations that govern pension plan funding; (f) significant legal proceedings or investigations adverse to us; and (g) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2006, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

     Building the World's Best Specialty Metals Company(TM)

     Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues of $5.6 billion during the most recent four quarters ending September 30, 2007. ATI has approximately 9,500 full-time employees world-wide who use innovative technologies to offer growing global markets a wide range of specialty metals solutions. Our major markets are aerospace and defense, chemical process industry/oil and gas, electrical energy, medical, automotive, food equipment and appliance, machine and cutting tools, and construction and mining. Our products include titanium and titanium alloys, nickel-based alloys and superalloys, stainless and specialty alloys, zirconium, hafnium, and niobium, tungsten materials, grain-oriented silicon electrical products, and forgings and castings. The Allegheny Technologies website is www.alleghenytechnologies.com.


     CONTACT: Allegheny Technologies Incorporated
              Dan L. Greenfield, 412-394-3004